                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-
     6(e)(2)

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to SECTION 240.14a-11(c) or SECTION 240.14a-12

                              LUNN INDUSTRIES, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(I)(1), 14a-6(I)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(I)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:
          _______________________________________

     2)   Aggregate number of securities to which transaction applies:
          _______________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          _______________________________________

     4)   Proposed maximum aggregate value of transaction:
          _______________________________________

     5)   Total fee paid:
          _______________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          __________

     2)   Form, Schedule or Registration Statement No.:
          __________

     3)   Filing Party:
          __________

     4)   Date Filed:
          __________

                              LUNN INDUSTRIES, INC.
                              1 GARVIES POINT ROAD
                         GLEN COVE, NEW YORK 11542-2828


                  NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Lunn Industries, Inc., a Delaware corporation (the "Corporation"), will be held at Lunn Industries, Inc. 1 Garvies Point Road, Glen Cove, New York, on Friday, September 29, 1995 at 10:15 A.M. local time for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

     (1) To elect seven persons as Directors to hold office until the next Annual Meeting or until their respective successors are elected and qualified;

     (2) To ratify the selection by the Board of Directors of Coopers & Lybrand LLP. as the independent accountants to audit the Corporation's financial statements for 1995.

     (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

          The Board of Directors has fixed the close of business on July 19, 1995, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

                                   BY ORDER OF THE BOARD
                                        OF DIRECTORS


                                   Lawrence Schwartz
                                   Vice President, Treasurer and Secretary

August 28, 1995

                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                              LUNN INDUSTRIES, INC.
                              1 GARVIES POINT ROAD
                         GLEN COVE, NEW YORK 11542-2828


          This Proxy Statement, expected to be mailed on or about August 28, 1995, is furnished in connection with the solicitation by the Board of Directors of Lunn Industries, Inc. (The "Corporation") of Proxies for use at the Annual Meeting of Shareholders to be held on September 29, 1995 at 10:15 A.M., at Lunn Industries, Inc., 1 Garvies Point Road, Glen Cove, New York, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting.

          Only the holders of the Corporation's common stock of record at the close of business on July 19, 1995 will be entitled to notice of and to vote at the Annual Meeting. As of July 19, 1995, there were outstanding 7,409,908 shares of the Corporation's common stock. Each share of common stock is entitled to one (1) vote on each matter to be voted on, and a majority of the shares entitled to vote, represented in person or by Proxy, is required to constitute a quorum for the transaction of business.

          Each of the matters to be voted on at the Annual Meeting requires the affirmative vote of the holders of a majority of the issued and outstanding shares of the Corporation's common stock represented and voting at the meeting. The seven nominees receiving a plurality of the votes cast for election of directors of the Corporation will be elected as directors of the Corporation.

          A Shareholder who gives a proxy may revoke it at any time before it is voted by giving written notice of the termination thereof to the Secretary of the Corporation, by filing with the Corporation a later dated proxy in proper form or by attending the annual meeting, revoking his or her proxy and voting his or her shares in person. All valid proxies delivered pursuant to this solicitation of proxies, if received in time and not revoked, will be voted. If no specifications are given by the Shareholder executing the proxy card, valid proxies will be voted to elect the seven persons nominated for election to the Board of Directors listed on the accompanying proxy card, and upon such other matters as may properly come before the meeting or any adjournment thereof.

          The Corporation's 1994 Annual Report to Shareholders, which is being mailed concurrently to the Shareholders of the Corporation, does not form any part of the proxy solicitation material.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS DISCUSSED IN THIS PROXY STATEMENT AND FOR EACH OF THE PERSONS NOMINATED TO BE ELECTED DIRECTORS OF THE
          CORPORATION.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     Seven persons have been nominated as Directors of the Corporation. All of but two of the nominees are currently Directors of the Corporation. The term of office of each Director elected will be one year or until the election and qualification of his successor.

          In the unlikely event any of the nominees should, for some reason (presently unknown), fail to stand for election, the persons designated as proxies on the accompanying proxy card will vote for substitute nominees. The names of the seven nominees, the age and principal occupation of each and the period during which each has served as a Director of the Corporation are set forth below:


SEVEN NOMINEES TO THE BOARD OF DIRECTORS:

NAME AND FIVE YEAR BUSINESS EXPERIENCE                           AGE
- --------------------------------------                           ---

ALAN W. BALDWIN                                                  57
Chairman of the Board and Chief Executive Officer of the Corporation since March 1994. Vice President of the Corporation from December 1993 to March 1994.
Independent consultant, January 1990 to March 1994.
President and CEO of Hytek Microsystems, a manufacturer of hybrid electronic circuits, from September 1989 to December 1990. Mr. Baldwin was originally elected a director in 1993.

WARREN H. HABER                                                  54
Chairman of the Board of Founders Equity, Inc.
and affiliates, private investment and management companies, for more than five years. Chairman of the Board of Vitamin Specialities, Inc., a retailer and direct marketer of vitamins and health related products. Director of Realty Information Group, LP, a commercial real estate database Mr. Haber was originally elected a director in 1994.

JOHN F. MENZEL                                                   52
Chairman and majority shareholder of Fiberglass
Industries, Inc., a manufacturer of fiberglass products for the marine, sporting goods and chemical tank industries from before 1989 to the present. Mr. Menzel was originally elected a director in 1994.

CHARLES. W. RUSSELL                                              58
President of F.C. Funding, Inc., a private investment firm, for more than five years. Executive Vice
President, COO and a Director of Fallek Chemical
Group, an international chemical marketing concern, from before 1989 to 1990. Mr. Russell was originally elected a director in 1989.

JOHN SIMON                                                       52
Executive Vice President and Managing Director of
Allen & Company, Incorporated, for more than five years.
Director of Immune Response Corporation, Tcell
Sciences, Inc., and Neurogen Corporation. Mr. Simon was originally elected a director in 1993.

SAMUEL J. DASTIN                                                 64
Director of Advanced Products, Northrop-Grumman
Corporation. Retired July 1995, after thirty year career in advanced composite materials, structures and manufacturing. Selected a Fellow by both the Society of Advanced Material Processing
Engineers (SAMPE) and the Society of Manufacturing
Engineers (SME) for his comprehensive work in advanced composites and reinforced plastics.

WILLIAM R. LEWIS                                                 53
Financial consultant offering services to multiple corporate clients since 1994. Chief Financial
Officer of Air & Water Technologies Corporation in 1994. Chief Financial Officer of Jenny Craig, Inc.
in 1994.  Executive Vice-President, Chief Financial
Officer and Director of Nutri/System, Inc from 1991-1993.
Subsequent to Mr. Lewis leaving, Nutri/System, Inc.
filed for protection from creditors under Chapter 11 of the U.S. Bankruptcy Code in 1993. Executive Vice
President, chief administrative and financial officer of Simplicity Holdings, Inc. from 1988-1991.

OTHER DIRECTORS AND EXECUTIVE OFFICERS:

GORDON J. BOCKNER                                                54
Director of the Corporation.  President of Business
Development Associates, Inc., international and domestic consultants to companies organizing and implementing technology transfer, or technology acquisition programs, in the plastics and packaging industries for more than five years. Mr. Bockner was originally elected a director in 1988, but will not stand for re-election in 1995.

EDWIN F. PHELPS, JR.                                             61
Chief Executive Officer, President and Chairman of the Board of Directors of Lunn Industries, Inc., until February 28, 1994, at which time he resigned from these positions and the Board; CEO, Norfield
Corporation, Danbury, Connecticut, since 1987;
President, COO and Director, Crane Co., 1985-1986;
Chairman, Medusa Corp., 1985-1986; Partner, MIED
Partners, 1985-1986; President, COO and Director, Uni-
Dynamics, Electric Co., 1969-1983.

LAWRENCE SCHWARTZ                                                60
Vice President, Chief Financial Officer, Treasurer and Assistant Secretary and Controller, Lunn
Industries, Inc., since 1990; Controller,
Simtronics, Inc., 1987-1989.

STEVEN M. TADLER                                                 34
Vice President of Advent International Corporation, a venture capital firm since 1988. A director of Pollux Corporation, wTe Corporation, Aerotest
Corporation and Xenergy Inc. Mr. Tadler did not stand for re-election as a director in 1994.

BOARD OF DIRECTORS AND COMMITTEES

          The Board of Directors has the responsibility to serve as the representative of the Shareholders. The Board establishes broad corporate policies and oversees the overall performance of the Corporation. However, the Board is not involved in day-to-day operating details. Members of the Board are kept informed of the Corporation's business activities through discussion with the Chief Executive Officer, by reviewing analyses and reports sent to them by management and by participating in board meetings. At present, the Board of Directors has no standing committees.

          During 1994 there were seven meetings of the Board of Directors, and all directors attended more than 75% of the Board of Directors' meetings. Directors who are not employees of the Corporation receive $500.00 for each meeting of the Board attended.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a) Security ownership of certain beneficial owners.


- ----------------------------------------------------------------------------------------------------
     (1)            (2)                                (3)                      (4)

Title of Class      Name and                           Amount and               (3) Percent of
                    Address                            Nature of                    Class
                    Beneficial                         Beneficial
                    Owner                              Owner
- ----------------------------------------------------------------------------------------------------

Common Stock        Special Situation Fund LP III      500,000                  6.18%
                    625 Madison Avenue
                    New York, NY. 10022

Common Stock        Edwin F. Phelps, Jr.               700,250                  8.65
                    583 Canoe Hill Road
                    New Canaan, Ct. 06840

Common Stock        Joseph E. Sheehan                  552,614 (1)              6.83
                    711 Fifth Avenue
                    New York, NY. 10022

Common Stock        Cooke & Cie, S.A.                  600,000                  7.41
                    7 Rue des Alps
                    Geneva 1, Switzerland

Common Stock        Karin Lamotte                      707,500 (2)              8.74
                    16 Victoria Road
                    London W85RG England


(1) Includes a Unit purchase option and a warrant held by J.E. Sheehan & Company to purchase up to 39,057 Units and 192,000 shares, respectively, which , if such option and warrant were fully exercised, would amount to 270,114 shares.
(2) Does not include warrants, expiring January 1997, to acquire 78,116 shares of common stock for $3.50 per share owned by Mrs. Lamotte's husband, in which Mrs. Lamotte disclaims any beneficial interest.
(3) Percentage is based upon total outstanding shares as of June 7, 1995, and options and warrants that are exercisable within sixty days of this date.

(b) Security ownership of management.
          The following table provides information regarding the shares of Common Stock of the Corporation beneficially owned as of June 7, 1995 by all directors and nominees and by all directors, nominees and executive officers as a group:

- -----------------------------------------------------------------------------------------------------------

(1)            (2)                                 (3)                     (4)

Title of Class Name and                            Amount and              Percent of Class
                                                                           of Class
               Address                             Nature of               (5)
               Beneficial                          Beneficial
               Owner                               Owner
- -----------------------------------------------------------------------------------------------------------
Common Stock   Alan W. Baldwin                     150,000 (1)             1.85%
               c/o Lunn Industries
               1 Garvies Point Road
               Glen Cove, NY. 11542

Common Stock   Gordon J. Bockner                   25,000 (2)(3)(4)        .31
               c/o Business Development Associates
               1 Landmark Square
               Stamford, CT. 06901

Common Stock   Warren Haber                        85,000 (4)              1.05
               c/o Founders Equity
               200 Madison Avenue
               New York, NY. 10016

Common Stock   John F. Menzel                      5,000 (4)               .06
               c/o Fiber Glass Industries, Inc.
               RD #5 Edison Street
               Amsterdam, NY. 12010

Common Stock   Charles W. Russell                  165,077(2)(3)(4)        2.04
               c/o F.C. Funding
               770 Lexington Avenue
               New York, NY. 10021

Common Stock   John Simon                          5,000 (4)               .06
               c/o Allen & Co.
               711 Fifth Avenue
               New York, NY. 10022

                                        7


Common Stock   Edwin F. Phelps, Jr.                700,250                 8.65
               583 Canoe Hill Road
               New Canaan, Ct. 06840

Common Stock   Directors and Executive Officers    435,077                 5.37
               as a group (6 persons)

- ---------------------------------
(1)   Includes option to purchase 150,000 shares at $.60 which expires on June 9, 2004.
(2)   Includes warrants to purchase 10,000 shares at $1.50 which expires on June 16, 1999.
(3)   Includes warrants to purchase 10,000 shares at $4.37 which expires on May 13, 2003.
(4)   Includes options to purchase 5,000 shares at $.625 which expires on June 8, 2004.
(5)   Percentage is based upon total outstanding shares as of June 7, 1995, and options and warrants that are exercisable within sixty days of this date.



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

(a) Joseph E. Sheehan
     Mr. Sheehan is President and sole shareholder of J.E. Sheehan & Company, Inc. ("Sheehan"). Sheehan served as the placement agent for the Corporation for a private placement in January 1992, of the Corporation's common stock and received, as partial compensation, a five year option to purchase up to 80,000 units at an option exercise price of $5 per unit. Sheehan transferred its option to purchase with respect to 50,000 Units to three transferees. Upon application of certain anti-dilution provisions contained in the Unit purchase option, the option to purchase 30,000 Units retained by Sheehan at $5 per Unit has been adjusted to an option to purchase 39,057 Units at $3.50 per Unit.
     As partial compensation as placement agent for a private placement of 2,400,000 shares of the Corporation's common stock on March 31, 1994, Sheehan acquired a warrant to purchase up to 192,000 shares of common stock at a warrant exercise price of $.70 per warrant.
     As part of the placement agent agreement with Sheehan, the Corporation has granted Sheehan the following:
     (i)   The right to name two members of the Board of Directors.
     (ii) A right of first refusal to be investment banker for future offerings by the Corporation through March 31, 1998.
     (iii) The right, together with other shareholders constituting the majority of all securities privately placed on March 31, 1994, to demand the filing of a registration statement with respect to the 70,000 shares purchased by Joseph E. Sheehan and the shares underlying the warrant to purchase up to 192,000 shares by Sheehan.

     Sheehan received 100,000 shares of the common stock of the Corporation as compensation for private placement of $360,000 Lunn subordinated debt.

(b) Edwin F. Phelps, Jr.
          Effective on February 28, 1994, Lunn, in an agreement dated March 10, 1994, sold all of its interest in Norfield Corporation, a subsidiary, to Edwin
F. Phelps, Jr., the former President and Chief Executive Officer of the Corporation, for approximately $561,000 by cancellation of a like amount of indebtedness owed by the Corporation to Mr. Phelps, plus the retention by Lunn of a 3% royalty upon sales in excess of $3.5 Million (but not to exceed $10 Million) of Norfield's products which utilize the patented Norcore technology. Norfield Corporation had net losses of $434,000 in 1993. Included in the first quarter net earnings for 1994 was a gain of $18,335, net of income tax provision, from the sale of the discontinued operation. The gain on the sale of the discontinued operations resulted from the elimination of intercompany accounts, the investment in Norfield Corporation and the forgiveness of Mr. Phelps' debt.

(c)  Cook & Cie, S.A..
     The Corporation borrowed $360,000 from Cook & Cie, S.A. payable in January, 1997 plus interest at 10% per annum payable in common stock.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

It has recently come to attention of the Corporation that several of the officers and directors may not have filed the necessary Form 4 and 5 on a timely basis, or merely failed to provide the Corporation with copies of such forms. The Corporation is presently reviewing these forms and plans to bring all required filers in compliance with Section 16(a) shortly.







THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BANK.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS


                           SUMMARY COMPENSATION TABLE
                              Annual Compensation

(a)                      (b)   (c)         (d)              (g)

Name
and                                                         Securities
Principal                                  Other            Underlying
Position                 Year  Salary($)   Compensation($)  Options/Warrants
- --------                 ----  ---------   ---------------  ----------------
Alan W. Baldwin          1994  $127,257    $4,616 (1)       $0
Chairman                 1993  $0          $0               $0
of the Board             1992  $0          $0               $0
of Directors
and Chief Executive
Officer

Edwin F. Phelps, Jr.     1994  $0          $0               $0
Former President,        1993  $110,940    $230,000 (2)     $450,000 (3)
Chief Executive          1992  $126,300    $0               $550,500 (4)
Officer, and
Director

(1) Paid as consultant fee earned in 1993, paid in 1994 to a corporation controlled by Mr. Baldwin.
(2) Amount accrued (but not paid) by Corporation as reimbursement for income taxes incurred by Mr. Phelps upon exercise of warrants.
(3) Exercise of warrants to acquire 100,000 shares at an average exercise price of $1.50 per share. The fair market price on the date of exercise of the warrants was $6.00.
(4) Exercise of warrants to acquire 150,000 shares at an average exercise price of $1.83 per share. The fair market price on the date of exercise of the warrants was $5.50.

(c) Option/SAR Grants Table

                      Option/SAR Grants in Last Fiscal Year

                                Individual Grants

- ------------------------------------------------------------------------------

(a)            (b)           (c)             (d)          (e)

               Number of     % of Total
               Securities    Options/SARs
               Underlying    Granted to
               Options/SARs  Employees in    Exercise or  Base Expiration
               Granted       Fiscal Year     Price ($/Sh) Date
- ------------------------------------------------------------------------------
Alan W. Baldwin    200,000   54%             $.60         6/9/2004


(d) Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table

- -------------------------------------------------------------------------------------------------------
(a)            (b)                 (c)              (d)              (e)
                                                    Number of
                                                    Securities       Value of
                                                    Underlying       Unexercised
                                                    Unexercised      In-the-
                                                                     Money
                                                    Options/SARs at  Options/SARs at
                                                    FY-End (#)       FY-End ($)

             Shares Acquired                        Exercisable/     Exercisable/
Name on Exercise  (#) Value Realized ($)            Unexercisable    Unexercisable
- -------------------------------------------------------------------------------------------------------
Alan W. Baldwin   None                 None         50,000/150,000          $0



(f) Compensation of Directors
     Directors who are not employees of the Corporation earn a fee of $500 for each meeting of the Board of Directors that is attended. The directors, excluding Alan W. Baldwin, were granted, in June 1994, options to purchase 5,000 shares of the Corporation's common stock at $.625 which expires on June 8, 2004.

(g) Employment contracts and termination of employment and change in control arrangements.

     In November, 1994, the Corporation entered into an employment contract commencing on March 14, 1994 with Alan W. Baldwin to serve as Chairman of the Board and Chief Executive Officer of the Corporation, for an initial term of one year, with automatic renewals for additional one year terms, at an annual salary of $150,000.
     The contract provides for increases on an annual basis upon review by the Board of Directors or the Compensation Committee. Additionally, an incentive compensation program will be implemented on an annual basis by the Board of Directors. The Corporation will provide Mr. Baldwin the normal employee benefits provided to other employees, in addition to a company car. Additionally, the Corporation is obligated to pay Mr. Baldwin a one time relocation expense of $70,000. The Corporation has granted Mr. Baldwin a non-statutory stock option for 200,000 shares exercisable at $.60 per share.





                                   PROPOSAL 2


     The Board of Directors has selected Coopers & Lybrand LLP., independent certified public accountants, as the auditors for the 1995 fiscal year. The Corporation has been advised by Coopers & Lybrand LLP. that neither the firm nor any of its associates has any material relationship with the Corporation or any of its subsidiaries. In accordance with a resolution of the Board of Directors, such selection is being presented to the shareholders for ratification at the Annual Meeting. If the foregoing proposal is not approved by a majority vote of the shareholders present, in person or by proxy, at the Annual Meeting or if prior to the Annual Meeting, Coopers & Lybrand LLP. shall decline to serve, then the Board of Directors will designate another firm to audit the financial statements of the Corporation for 1995 fiscal year, whose continued employment thereafter will be subject to ratification by the shareholders.

     It is not expected that a representative of Coopers & Lybrand LLP will be present at the Annual Meeting.

     Pacowta & Hubbard is the accounting firm which examined and reported on the Corporation's financial statements for the fiscal year ended December 31, 1993, and was terminated by the Corporation and replaced with Coopers & Lybrand LLP. Although Pacowta & Hubbard's opinion on the 1993 financial statements contained no disclaimer, it was qualified by reference to Note 16 to the consolidated financial statements because the Corporation was not in compliance with certain restrictive debt covenants and to the extent that the Corporation was unable to replace its credit facility by June 30, 1994, "substantial doubt is raised concerning the Corporation's ability to continue as a going concern."

     Coopers & Lybrand LLP. is the accounting firm which examined and reported on the Corporation's financial statements for the fiscal year ended December 31, 1994. Although the Coopers & Lybrand LLP. opinion on the 1994 financial statements contained no disclaimer, it was qualified by reference to the losses of $4,476,000 in the past two years and to Note 7 to the consolidated financial statements because the Corporation was not in compliance with certain required payments, for which waivers of noncompliance have not been obtained. The opinion states, "These uncertainties raise substantial doubt about the Corporation's ability to continue as a going concern."

PROPOSALS OF SHAREHOLDERS

     Proposals of any shareholders of the Corporation which are to be presented at the Corporation's 1996 Annual Meeting of Shareholders which such shareholder wishes to be included in the Corporation's Proxy Statement and form of proxy relating to such Annual Meeting, must be received by the Corporation no later than December 1, 1995. The next Annual Meeting of Shareholders is anticipated to be held on June 7, 1996.


OTHER BUSINESS

     The Annual Meeting is called for the purposes set forth in the Notice of 1995 Annual Meeting of Shareholders. The Board of Directors does not intend to present, and knows of no one who intends to present, any matter for action by shareholders at such meeting other than the matters referred to in that Notice. However, the enclosed Proxy covers discretionary authority with respect to the transaction of any other business that may properly come before the meeting, and it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their judgement on such matter.

     The solicitation of this Proxy is being made on behalf of the Board of Directors of the Corporation and will be made only by mail, except that, if necessary, officers of the Corporation, without additional compensation, therefor, may make solicitations in person, by telephone, or by telegraph. The total cost of solicitations of Proxies will be borne by the Corporation.

     Please fill in, sign and date the enclosed Proxy and return it in the accompanying addressed envelope which requires no further postage if mailed in the

United States. If you attend the Annual Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention is appreciated.

                                   Lawrence Schwartz
                                   Vice President, Treasurer and Secretary


Lunn Industries, Inc.
1 Garvies Point Road
Glen Cove, New York 11542
August 28, 1995